UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2025

Boundless Bio, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41989	83-0751369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10955 Alexandria Way, Suite 100,
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 766-9912

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BOLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On May 23, 2025, Boundless Bio, Inc. (the Company), in connection with the portfolio prioritization described below, announced a workforce reduction of approximately one-third of the Company’s workforce. The Company expects to incur one-time costs of approximately $1.2 million in connection with the workforce reduction primarily related to one-time termination benefits (some of which are contractual), including severance and healthcare related benefits. The Company estimates that the workforce reduction will be substantially completed in the second quarter of 2025 and that the majority of the related charges will be recognized in the Company’s second quarter financial results of operations.

The estimate of costs that the Company expects to incur and the timing thereof are subject to a number of assumptions, and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the implementation of the workforce reduction.

Item 8.01. Other Events.

On May 23, 2025, the Company announced a portfolio prioritization focused on evaluating BBI-355 and BBI-825 as a combination therapy and a new development candidate, BBI-940, for its novel Kinesin program. It also announced the extension of its expected cash runway through expected proof-of concept clinical readouts for each of its programs, as further described below.

BBI-355 and BBI-825 Programs

The Company has been investigating BBI-355, a novel, oral, selective CHK1 inhibitor designed to target replication stress in oncogene-amplified cancers in its ongoing Phase 1/2 POTENTIATE clinical trial. In the trial, which explored different dose levels and dosing regimens, BBI-355 has demonstrated a narrow therapeutic index with continuous every other day dosing (Q2D), resulting from hematological toxicity at or near doses associated with clinical activity. The Company believes BBI-355’s narrow therapeutic index makes it suboptimal for continued development as a single agent with continuous dosing. In addition, the combinations of BBI-355 with the EGFR inhibitor erlotinib, and with the FGFR inhibitor futibatinib, were not well-tolerated with Q2D dosing at the exposure levels believed to be required for robust, sustained anti-tumor activity. Based on these findings and market considerations, the Company has decided to discontinue further clinical development in the current arms of the POTENTIATE clinical trial.

Last year, the Company announced its decision to not advance the STARMAP clinical trial of its novel, oral, selective ribonucleotide reductase (RNR) inhibitor, BBI-825. The decision was due, in part, to a lack of dose proportional pharmacokinetic exposure observed at steady-state as a result of BBI-825 inducing its own metabolism in trial subjects following continuous twice daily (BID) dosing. Based on recent studies, the Company believes that there is strong mechanistic rationale to combine BBI-825 with BBI-355 for synergistic anti-tumor activity as a combination therapy that does not require continuous dosing, nor involve overlapping toxicity. The novel/novel combination demonstrated preclinical evidence of synergistic cytotoxicity in cancer cell lines and tumor regression in mouse xenograft models using weekly dosing at exposures not associated with hematological toxicity. The Company will present additional scientific details supporting this decision during a live webcast on Tuesday, May 27 at 8:00 am ET.

The Company plans to initiate clinical development of the BBI-355/BBI-825 combination in 2025 and expects to deliver initial proof-of-concept clinical data within its extended cash runway timeline.

Kinesin Program

The Company’s novel Kinesin program targets a previously undrugged kinesin involved in DNA segregation, including extrachromosomal DNA (ecDNA) segregation, during mitosis. The Company has discovered orally bioavailable, highly selective Kinesin degraders that have demonstrated potent anti-tumor activity in a range of cancer cell lines as well as single agent tumor regressions in mouse xenograft cancer models. The Company selected BBI-940 as its development candidate and reaffirmed that it expects to submit an Investigational New Drug (IND) application in the first half of 2026. The Company expects to deliver initial proof-of-concept clinical data from BBI-940 within its extended cash runway timeline.

Operational Update

In connection with its portfolio prioritization, the Company has streamlined its operations, including the workforce reduction discussed above. The Company believes the combination of portfolio prioritization, streamlined operations, as well as its cash, cash equivalents, and short-term investments of $138.3 million as of March 31, 2025, will extend its operating runway into the first half of 2028 and through anticipated clinical proof-of-concept readouts for each of its therapeutic programs.

Forward-Looking Statements

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “would,” “target,” or “will” or the negative of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Forward-looking statements include statements regarding: the Company’s expected cash runway and the sufficiency thereof to fund operations through anticipated proof-of-concept clinical data readouts for each of its therapeutic programs; the timing of expected data readouts; submission of an IND application for BBI-940 and the timing thereof; the Company’s plans to discontinue the current arms of the POTENTIATE trial; the expected benefits of its portfolio prioritization; and the potential safety and therapeutic benefits of its ecDNA directed therapeutic candidates (ecDTx) in treating patients with oncogene amplified cancers. Forward-looking statements are subject to risks and uncertainties inherent in the Company’s business, including, without limitation: the Company is early in its development efforts and its approach to discover and develop ecDTx to treat oncogene amplified cancers is novel and unproven; results from preclinical studies or early clinical trials not necessarily being predictive of future results; potential delays in the commencement, enrollment, data readouts or completion of clinical trials or preclinical studies or submission of an IND, including as a result of FDA feedback on its regulatory submission to support its planned clinical trial of the BBI-355 and BBI-825 combination; it may not realize the benefits expected from its portfolio prioritization and the streamlining of operations and workforce reduction, including its ability to conserve cash; its ability to retain remaining key personnel; its dependence on third parties in connection with clinical trials, preclinical studies, and manufacturing; unfavorable results from clinical trials or preclinical studies; the Company may expend its limited resources to pursue a particular ecDTx or combination therapy and fail to capitalize on ecDTx with greater development or commercial potential; unexpected adverse side effects or inadequate efficacy of its ecDTx that may limit their development, regulatory approval, and/or commercialization; the potential for the Company’s programs and prospects to be negatively impacted by developments relating to its competitors, including the results of studies or regulatory determinations relating to its competitors; regulatory developments in the United States and foreign countries; the Company may use its capital resources sooner than it expects; and other risks described in the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOUNDLESS BIO, INC.

Date:	May 23, 2025	By:	/s/ Jessica Oien
Name: Jessica Oien Title: Chief Legal Officer and Corporate Secretary